UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): November 27, 2023

AVANTAX, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-25131	91-1718107
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3200 Olympus Blvd, Suite 100

Dallas, Texas 75019

(Address of principal executive offices, including zip code)

(972) 870-6400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AVTA	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

This Current Report on Form 8-K is being filed in connection with the completion of the previously announced Merger (as defined below) pursuant to the Agreement and Plan of Merger, dated as of September 9, 2023 (the “Merger Agreement”), by and among Avantax, Inc., a Delaware corporation (the “Company”), Aretec Group, Inc., a Delaware corporation (“Parent”), and C2023 Sub Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (“Acquisition Sub”).

On November 27, 2023, pursuant to the terms of the Merger Agreement, Acquisition Sub merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation of the Merger and a wholly-owned subsidiary of Parent.

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Credit Agreement

On November 27, 2023, Parent and certain other entities party thereto entered into an amendment (the “Amendment”) to that certain First Lien Credit Agreement, dated as of October 1, 2018 (as amended, amended and restated, supplemented or otherwise modified prior to November 27, 2023, the “Existing Credit Agreement” and, as amended by the Amendment, the “Credit Agreement”), by and among Parent, as the borrower, UBS AG, Stamford Branch, as administrative agent and collateral agent, the other entities party thereto as guarantors, and the lenders party thereto from time to time, pursuant to which, among other things, (i) the initial term loans and revolving credit commitments outstanding under the Existing Credit Agreement were refinanced and (ii) additional term loans and revolving credit commitments were incurred. After giving effect to the Amendment, the Credit Agreement will provide for (i) a term loan facility in an aggregate principal amount of approximately $2,439.0 million and (ii) a revolving credit facility with aggregate commitments equal to $300.0 million.

The obligations under the Credit Agreement are guaranteed by the direct parent of Parent and certain material domestic restricted subsidiaries of Parent (the “Credit Agreement Guarantors”), including, following the consummation of the Merger, the Company and certain of its material domestic restricted subsidiaries (in each case, subject to certain exclusions and exceptions). The obligations under the Credit Agreement are secured on a first priority basis, equally and ratably with the obligations evidenced by the Secured Notes (as defined below), by substantially all of the assets of Parent and the Credit Agreement Guarantors (subject to certain exclusions and exceptions).

The Credit Agreement includes representations and warranties, covenants, events of default and other provisions that are customary for facilities of this type.

10.000% Senior Secured Notes due 2030

On November 2, 2023, a newly formed subsidiary of Parent (the “Escrow Issuer”) closed an offering into escrow (the “Notes Offering”) of $700.0 million aggregate principal amount of 10.000% Senior Secured Notes due 2030 (the “Secured Notes”). Net proceeds from the Notes Offering, together with borrowings under the Credit Agreement and cash on hand at Parent and its subsidiaries, were used to finance and consummate the Merger, and to pay transaction fees, costs and expenses incurred in connection with the Merger and the other transactions contemplated by the Merger Agreement.

The Secured Notes were issued pursuant to an Indenture, dated as of November 2, 2023 (the “Base Indenture”), by and among the Escrow Issuer, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee (in such capacity, the “Trustee”) and as notes collateral agent (in such capacity, the “Notes Collateral Agent”). In connection with the consummation of the Merger, on November 27, 2023, Parent, the Credit Agreement Guarantors, the Trustee and the Notes Collateral Agent entered into a supplemental indenture (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), whereby Parent agreed to assume the Escrow Issuer’s obligations under the Indenture and the Secured Notes, and the Credit Agreement Guarantors agreed to guarantee, on a joint and several basis, Parent’s obligations under the Indenture and the Secured Notes. The Secured Notes and the related guarantees are secured on a first priority basis, equally and ratably with the obligations outstanding under the Credit Agreement, by substantially all of the assets of Parent and the Credit Agreement Guarantors (subject to certain exclusions and exceptions).

The Indenture and the Secured Notes include covenants, events of default and other provisions that are customary for obligations of this type.

Item 1.02.	Termination of a Material Definitive Agreement.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

On November 27, 2023, the Company paid all outstanding obligations under that certain Amended and Restated Credit Agreement, dated as of January 24, 2023, by and among the Company, each of the subsidiary guarantors thereto, the lender parties thereto and JPMorgan Chase Bank, N.A., as administrative agent and as collateral agent (as amended by the Amendment No. 1, dated as of February 2, 2023, the “Restatement Agreement”), and the Company terminated the Restatement Agreement and all credit commitments under the Restatement Agreement.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”):

●	each share of Company common stock, par value $0.0001 per share (“Company Common Stock”), issued and outstanding immediately prior to the Effective Time (other than any Excluded Shares and any Dissenting Shares (each, as defined in the Merger Agreement)) was canceled and converted into the right to receive $26.00 per share in cash (the “Merger Consideration”), without interest thereon and less any required tax withholdings;

●	each option to purchase shares of Company Common Stock issued under any Company Equity Plan (as defined in the Merger Agreement) (each, a “Company Option”) outstanding immediately prior to the Effective Time, whether or not vested, was cancelled and converted into the right to receive an amount in cash, without interest, equal to the product of (i) the excess, if any, of (A) the Merger Consideration over (B) the per-share exercise price for such Company Option multiplied by (ii) the total number of shares of Company Common Stock underlying such Company Option; provided that, if the per-share exercise price for such Company Option was equal to or greater than the Merger Consideration, such Company Option was cancelled without any cash payment or other consideration;

●	each restricted stock unit granted pursuant to a Company Equity Plan that vested solely on the basis of time and pursuant to which the holder had a right to receive shares of Company Common Stock or a cash amount equal to the fair market value of the applicable number of shares of Company Common Stock following the vesting or lapse of restrictions applicable to such restricted stock unit (each, a “Company RSU”) outstanding immediately prior to the Effective Time was cancelled and converted into the right to receive an amount in cash, without interest, equal to the product of (i) the total number of shares of Company Common Stock underlying such Company RSU multiplied by (ii) the Merger Consideration; and

●	each performance stock unit granted pursuant to a Company Equity Plan that vested on the basis of time and the achievement of performance targets and pursuant to which the holder had a right to receive shares of Company Common Stock following the vesting or lapse of restrictions applicable to such performance stock unit (each, a “Company PSU”) outstanding immediately prior to the Effective Time was cancelled and converted into the right to receive an amount in cash, without interest, equal to the product of (i) the number of shares of Company Common Stock underlying such Company PSU multiplied by (ii) the Merger Consideration; provided that the number of shares of Company Common Stock underlying a Company PSU for this purpose was (x) for Company PSUs (or portions thereof) for which the performance period was completed prior to the Effective Time, based on the actual level of performance (as determined by the board of directors of the Company (the “Board”) prior to the Effective Time in good faith consistent with past practices) through the end of such performance period and (y) for Company PSUs (or portions thereof) for which the performance period had not expired as of the Effective Time, based on the greater of (i) the target level of performance, (ii) if the vesting of which was measured by reference to total shareholder return, based on the total shareholder return reflected by the Merger Consideration (and, as applicable, the total shareholder return of the comparator group as of a date within 10 business days prior to the Effective Time) and (iii) if the vesting of which was measured by reference to EBITDA, based on the EBITDA measured as of the Effective Time (as determined by the Board), in each case determined by assuming shortened performance periods that end as of the Effective Time and otherwise in good faith consistent with past practices, and provided further that any Company PSU that did not vest as described in this paragraph was cancelled and terminated without consideration immediately prior to the Effective Time.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on September 11, 2023, and which is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introductory Note and under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

On November 27, 2023, the Company notified The Nasdaq Stock Market LLC (“Nasdaq”) of the completion of the Merger, and the Company requested that Nasdaq (i) suspend trading of Company Common Stock, (ii) remove Company Common Stock from listing on Nasdaq prior to the opening of trading on November 28, 2023 and (iii) file with the SEC a notification of delisting of Company Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, Company Common Stock will no longer be listed on Nasdaq.

Additionally, after the Form 25 is effective, the Company intends to file with the SEC a certification and notice on Form 15 to terminate the registration of Company Common Stock under the Exchange Act and suspend the Company’s reporting obligations under Section 13 and Section 15(d) of the Exchange Act.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and under Items 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

At the Effective Time, the holders of shares of Company Common Stock as of immediately prior to the Effective Time ceased to have any rights as stockholders of the Company, other than the right to receive the Merger Consideration pursuant to the Merger Agreement.

Item 5.01.	Change in Control of Registrant.

The information set forth in the Introductory Note and under Items 2.01, 3.01 and 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the Merger, a change in control of the Company occurred, and the Company became a wholly-owned subsidiary of Parent. The total amount of consideration payable in connection with the Merger was approximately $1.3 billion, including the repayment of indebtedness outstanding under the Restatement Agreement. The funds used by Parent to complete the Merger and the related transactions came from proceeds received in connection with the debt financing arrangements described in Item 1.01 of this Current Report on Form 8-K as well as cash on hand at Parent and its subsidiaries.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of the Effective Time and as a result of the completion of the Merger, the directors of Acquisition Sub became the sole directors of the Company. Accordingly, effective as of the Effective Time, Georganne Proctor, Christopher W. Walters, Mark A. Ernst, E. Carol Hayles, Kanayalal A. Kotecha, J. Richard Leaman III, Tina Perry, Karthik Rao and Jana R. Schreuder, constituting all of the directors of the Company prior to the Effective Time (collectively, the “Existing Directors”), ceased to be directors of the Company. Each of the Existing Directors also tendered his or her resignation effective as of the Effective Time.

Additionally, effective as of the Effective Time and as a result of the completion of the Merger, the officers of Acquisition Sub became the sole officers of the Company. Accordingly, effective as of the Effective Time, each of Christopher W. Walters, the Company’s President and Chief Executive Officer (and the Company’s principal executive officer), Marc Mehlman, the Company’s Chief Financial Officer and Treasurer (and the Company’s principal financial officer), Todd Mackay, the President of Avantax Wealth Management (and a named executive officer), and Stacy Murray, the Company’s Chief Accounting Officer (and the Company’s principal accounting officer) (collectively, the “Existing Officers”) ceased to be officers of the Company. Each of the Existing Officers also tendered his or her resignation from his or her position as an officer of the Company (but not as an employee of the Company) effective as of the Effective Time, provided that such resignation would not affect his or her duties, authority, responsibilities or reporting relationship for purposes of any Company Benefit Plan (as defined in the Merger Agreement) in which he or she participated immediately prior to the Effective Time. None of the Existing Officers entered into any other agreements or understandings with the Company, Parent or any of Parent’s affiliates in connection with such resignations.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective as of the Effective Time and as a result of the completion of the Merger, the certificate of incorporation and the bylaws of the Company, as in effect immediately prior to the Effective Time, were amended and restated in their entirety. Copies of the Amended and Restated Certificate of Incorporation of the Company and the Amended and Restated Bylaws of the Company that are effective as of the Effective Time are attached hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On November 27, 2023, the Company and Parent issued a joint press release announcing the completion of the Merger. A copy of the joint press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated as of September 9, 2023, by and among Avantax, Inc., Aretec Group, Inc. and C2023 Sub Corp. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on September 11, 2023)
3.1	Amended and Restated Certificate of Incorporation of Avantax, Inc.
3.2	Amended and Restated Bylaws of Avantax, Inc.
99.1	Joint Press Release, dated as of November 27, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish copies of any of the omitted schedules or exhibits to the SEC upon request by the SEC; provided that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules or exhibits so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVANTAX, INC.
(Registrant)

Date: November 27, 2023	By:	/s/ Keith Shores
Name: Keith Shores Title: Treasurer